Exhibit 10.1

NRG Energy, Inc.
CEO Compensation Table for 2010

Name and Title		2010 Annual Incentive Plan Design		Grants Under the Long Term Incentive Plan
	2010 Base Salary	Target	Maximum	Restricted Stock	Non-Qualified Stock	Performance
				Units(2)	Options(3)	Units(4)
David Crane, President and Chief Executive Officer	$1,210,000	100%(1)	200%(1)	65,200	146,800	67,200

(1)	For fiscal 2010, Mr. Crane’s target incentive for annual incentive compensation will be 100% of base salary with a maximum opportunity of 200% of base salary. Incentive components for Mr. Crane include targets based on NRG’s free cash flow and EBITDA in 2010, as well other relevant operating performance objectives.

(2)	Each Restricted Stock Unit (“RSU”) is equivalent to one share of NRG’s common stock, par value $0.01. Mr. Crane will receive from NRG one such share of common stock for each RSU on January 4, 2013. The number of units shown is subject to change based on the NRG closing price on January 4, 2010.

(3)	Non-Qualified Stock Options will vest and become exercisable as follows: 33 1/3% on January 4, 2011, 33 1/3% on January 4, 2012 and 33 1/3% on January 4, 2013. Stock options will expire ten years from the date of grant. The number of options shown is subject to change based on the NRG closing price on January 4, 2010.

(4)	Mr. Crane will be issued Performance Units (“PU’s”) by NRG under its Long-Term Incentive Plan on January 4, 2010. Each PU will be paid out on January 4, 2013 if the closing price of NRG’s Common Stock on January 4, 2013 (the “Measurement Price”) is equal to or greater than 9% growth in the NRG stock price compounded annually over three years, i.e. cost of equity at threshold, based on the closing share price on January 4, 2010 (the “Threshold Price”). The payout for each PU will be equal to a pro-rated amount in between one-half and one share of common stock if the Measurement Price equals or exceeds the Threshold Price but less than 12% growth in the NRG stock price compounded annually over three years, i.e. cost of equity at target, based on the closing share price on January 4, 2010 (the “Target Price”). The payout for each PU will be equal to a pro-rated amount in between one and two shares of common stock, if the Measurement Price is equal to the Target Price but less than 18% growth in the NRG stock price compounded annually over three years, i.e. cost of equity at maximum, based on the closing share price on January 4, 2010 (the “Maximum Price”). The payout for each PU will be equal to two shares of common stock if the Measurement Price is equal to or greater than the Maximum Price. The number of units shown is subject to change based on the NRG closing price on January 4, 2010.